UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

VAXGEN, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-26483	94-3236309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MARINA BLVD., SUITE 200, BRISBANE, CALIFORNIA 94005

(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code: (650) 624-1000

__________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5--CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 6, 2005, the VaxGen, Inc. Board of Directors elected Eve E. Slater, M.D., F.A.C.C, and Kevin Reilly as directors to fill vacancies on VaxGen’s Board of Directors. Following their election, the VaxGen Board appointed Dr. Slater to its Nominating and Governance Committee and Mr. Reilly to its Audit Committee. On July 12, 2005, VaxGen issued a press release regarding Dr. Slater’s and Mr. Reilly’s election, entitled, “VaxGen Expands its Board of Directors; Eve Slater, a Former Merck Executive and HHS Official, and Kevin Reilly, a Former Wyeth Executive Join VaxGen”. This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

In connection with the appointment of Dr. Slater and Mr. Reilly to committees of the VaxGen Board, Randall L-W. Caudill, Ph.D. resigned from the Nominating and Governance Committee, Michel Gréco resigned from the Audit Committee and the Board appointed Mr. Gréco to the Compensation Committee.

Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of a reference to VaxGen’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report on Form 8-K. The information available at such internet address is not part of this Current Report on Form 8-K or any other report filed by VaxGen with the Securities and Exchange Commission.

SECTION 9--FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 12, 2005, entitled, “ VaxGen Expands its Board of Directors; Eve Slater, a Former Merck Executive and HHS Official, and Kevin Reilly, a Former Wyeth Executive Join VaxGen”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: July 12, 2005	By: /s/ Kevin C. Lee
Kevin C. Lee
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 12, 2005, entitled, “ VaxGen Expands its Board of Directors; Eve Slater, a Former Merck Executive and HHS Official, and Kevin Reilly, a Former Wyeth Executive Join VaxGen”.